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                                  Filed Pursuant to
                                  Rule 424(b)(3)
                                  Registration No. 333-11535


         Addendum dated November 27, 1996 to Specialty Retail Group, Inc. Prospectus dated October 21, 1996 (Registration No.
333-11535) as supplemented by Addendum dated November 3, 1996

         Page 21

         C. Anthony Wainwright is no longer a director of the Company.



         Addendum dated November 27, 1996 to Specialty Retail Group, Inc. Prospectus dated October 21, 1996 (Registration No.
333-11535) as supplemented by Addendum dated November 3, 1996

         Page 30

         The Common Stock of the Company is no longer being traded on the NASDAQ SmallCap Market. The Company expects that the Common Stock will continue to be traded on the over-the-counter market.